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                                                                   EXHIBIT 11.1

                                 Tekgraf, Inc.


                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                                   1997         1998
                                                                   ----         ----
Net income (loss)                                                 $  192      $  (268)

Weighted average number of common shares
  Common shares                                                    3,167        6,162

 Net income (loss) per share                                      $ 0.06      $ (0.04)

FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                                   1997         1998
                                                                   ----         ----
Net income                                                        $  330      $    36

Weighted average number of common shares
  Common shares                                                    2,010        5,798

Net income per share                                              $ 0.16      $  0.01


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